UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

KKR Financial Holdings LLC

(Exact Name of Registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor, San Francisco, California	94104
(Address of principal executive office)	(Zip Code)

415-315-3620

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendments to KKR Financial CLO 2011-1 Financing Transaction

On September 27, 2013, KKR Financial CLO 2011-1, Ltd. (“CLO 2011-1”), a subsidiary of KKR Financial Holdings LLC (the “Company”) and exempted company incorporated with limited liability under the laws of the Cayman Islands, entered into amendments to its existing secured financing transaction (the “CLO Transaction”).  Pursuant to the amendments, CLO 2011-1 can borrow up to an additional $225 million and the Company purchased an additional $75 million of subordinated notes from CLO 2011-1.  CLO 2011-1’s borrowings under the amended CLO Transaction will be made on substantially the same terms as those of the original transaction, including an interest rate of LIBOR plus 1.35% per annum, as described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 31, 2011 and July 8, 2011 and the Company’s Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on August 7, 2013.

CLO 2011-1 will use the additional capital to purchase senior secured corporate loans. The CLO Transaction remains non-recourse to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

	By:	/s/ MICHAEL R. MCFERRAN
	Name:	Michael R. McFerran
	Title:	Chief Financial Officer

Date: September 30, 2013